UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2011

Commission File	Registrant; State of Incorporation;	IRS Employer
Number	Address and Telephone Number	Identification No.

1-11459	PPL Corporation	23-2758192
(Exact name of Registrant as specified in its charter)
(Pennsylvania)
Two North Ninth Street
Allentown, PA 18101-1179
(610) 774-5151
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On April 15, 2011, PPL Corporation (“PPL” or the “Company”), PPL Capital Funding Inc. (“PPL Capital Funding”) and PPL WEM Holdings plc (“PPL WEM”) entered into Amendment No. 1 (the “Amendment”) to the Senior Bridge Term Loan Credit Agreement, dated as of March 25, 2011 (the “Credit Agreement”), among PPL Capital Funding, as U.S. Borrower, PPL WEM, as U.K. Borrower (together with the PPL Capital Funding, the “Borrowers”), PPL, as guarantor, Bank of America, N.A., as Administrative Agent and the lenders party thereto from time to time.
The Credit Agreement requires the net proceeds of certain equity issuances by the Borrowers to be applied to repay the tranche A loans and tranche B loans in the order of priority set forth in the Credit Agreement. The Amendment permits PPL Capital Funding or PPL to retain the portion of the proceeds (the “Retained Proceeds”) from the April 15, 2011 issuance of common stock and equity units by PPL and PPL Capital Funding, reported below in Item 2.03 of this Current Report on Form 8-K (the “Equity Issuance”), which are not used to repay tranche A loans under the Credit Agreement, for a period not exceeding six months following the Equity Issuance. PPL and PPL Capital Funding, as applicable, is required to retain as unrestricted cash on hand, an amount at least equal to the amount of the Retained Proceeds. Additionally, the Amendment permits PPL Capital Funding to use the Retained Proceeds to repay the tranche B loans of PPL Capital Funding prior to the tranche B loans of the U.K. Borrower.
A copy of the Amendment is filed as Exhibit 10.1 and incorporated in its entirety herein.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
As previously reported, on April 11, 2011, PPL entered into (i) an Underwriting Agreement (the “Common Stock Underwriting Agreement”) among Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters (the “Common Stock Underwriters”), relating to the registered public offering and sale by PPL of 80 million shares of PPL’s common stock, par value $.01 per share (“Common Stock”) at a price of $25.30 per share (the “Common Stock Offering”). On April 12, 2011, the Common Stock Underwriters exercised in full their option to purchase an additional 12,000,000 shares of Common Stock to cover over-allotments pursuant to the Common Stock Underwriting Agreement.
As previously reported, concurrently with the Common Stock Offering on April 11, 2011, PPL and PPL Capital Funding, Inc. entered into an Underwriting Agreement (the “Equity Units Underwriting Agreement”) among Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters (the “Equity Units Underwriters” and together with the Common Stock Underwriters, the “Underwriters”) relating to the registered public offering and sale of 17,000,000 Equity Units (“Equity Units”) for an aggregate principal amount of $850 million (the “Equity Units Offering” and together with the Common Stock Offering, the “Offerings”). On April 12, 2011, the Equity Units Underwriters exercised in full their option to purchase an additional 2,550,000 Equity Units to cover over-allotments pursuant to the Equity Units Underwriting Agreement.
On April 15, 2011, PPL completed the Common Stock Offering and Equity Units Offering, in each case reflecting the exercise in full by the Underwriters of their options to purchase additional securities to cover over-allotments, resulting in aggregate net proceeds (before expenses) of approximately $2,327,600,000 from the Common Stock Offering and approximately $977,500,000 from the Equity Units Offering.

Each Equity Unit has a stated amount of $50 and is comprised of (i) a purchase contract obligating the holder to purchase from PPL for a price in cash of $50, on the purchase contract settlement date (which shall be no later than May 1, 2014), a certain number of shares of Common Stock; and (ii) a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of PPL Capital Funding, Inc.’s 4.32% Junior Subordinated Notes due 2019 (the “Notes”). Holders of the Equity Units will be entitled to receive quarterly contract adjustment payments of a rate of 4.43% per year of the stated amount of $50 per Equity Unit, subject to PPL’s right to defer such payments.
The Notes are being issued pursuant to an indenture, dated as of March 1, 2007, as supplemented by a supplemental indenture, dated as of June 28, 2010 (as supplemented, the “Indenture”), among PPL Capital Funding, Inc., PPL and The Bank of New York Mellon, as Trustee. The Equity Units are being issued pursuant to a Purchase Contract and Pledge Agreement, dated as of April 15, 2011 (the “Purchase Contract and Pledge Agreement”), among PPL and The Bank of New York Mellon, as purchase contract agent and attorney in fact of the holders from time to time, and The Bank of New York Mellon, as collateral agent, custodial agent and securities intermediary. Under the terms of the Purchase Contract and Pledge Agreement, the Notes are being pledged as collateral to secure the holders’ obligation to purchase the shares of Common Stock under the related purchase contracts. The Notes will be remarketed prior to the purchase contract settlement date pursuant to the terms of the Purchase Contract and Pledge Agreement and a remarketing agreement to be executed in the future.
Copies of the Purchase Contract and Pledge Agreement, the Indenture, the form of remarketing agreement, the form of corporate Equity Units, the form of Treasury Equity Unit, the form of Note and opinion related to the Offerings are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement on Form S-3, and any related amendments thereto, filed by PPL on March 25, 2009. The foregoing description is qualified in its entirety by reference to the actual terms of the exhibits attached hereto.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure
On April 15, 2011, PPL’s indirect wholly owned subsidiary, PPL WEM Holdings, plc (“PPL WEM Holdings”), a limited liability company incorporated in England and Wales, issued a press release announcing that, during the week of April 18, 2011, it intends to offer up to $960 million aggregate principal amount of senior notes, consisting of senior notes due 2016 and senior notes due 2021. The use of proceeds for the offering is partially to repay borrowings under the £3,600,000,000 Senior Bridge Term Loan Credit Agreement incurred in connection with PPL Corporation’s recent acquisition of Western Power Distribution (East Midlands) plc (formerly known as Central Networks East plc) and WPD Midlands Holdings Limited (formerly known as Central Networks Limited), parent of Western Power Distribution (West Midlands) plc (formerly known as Central Networks West plc). The notes will be offered in a private placement to qualified institutional buyers pursuant to Securities and Exchange Commission (“SEC”) Rule 144A and non-U.S. persons pursuant to SEC Regulation S under the U.S. Securities Act of 1933, as amended subject to market and other conditions.
A copy of PPL WEM Holding’s April 15, 2011 press release is furnished as Exhibit 99.1 and incorporated in its entirety herein.
Section 8 — Other Events
Item 8.01 Other Events
On April 15, 2011, PPL completed the Offerings described in Section 2.03 resulting in aggregate net proceeds (before expenses) of approximately $3,205,947,000.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

4.1
Purchase Contract and Pledge Agreement, dated as of April 15, 2011, among PPL Corporation and The Bank of New York Mellon, as Purchase Contract Agent, and The Bank of New York Mellon, as Collateral Agent, Custodial Agent and Securities Intermediary.

4.2
Subordinated Indenture, dated as of March 1, 2007, among PPL Capital Funding, Inc., PPL Corporation and The Bank of New York, as Trustee (Exhibit 4(a) to PPL Corporation Form 8-K Report (File No. 1-11459) dated March 20, 2007).

4.3	Supplemental Indenture No. 3 among PPL Capital Funding, Inc., PPL Corporation and The Bank of New York Mellon (as successor to The Bank of New York), as Trustee, dated as of April 15, 2011.

4.4	Form of Remarketing Agreement (included in Exhibit 4.1).

4.5	Form of Corporate Equity Unit Certificate (included in Exhibit 4.1).

4.6	Form of Treasury Equity Unit Certificate (included in Exhibit 4.1).

4.7	Form of 4.32% Junior Subordinated Notes due 2019 (included in Exhibit 4.3).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Frederick C. Paine, Esq.

10.1
Amendment No.1, dated April 15, 2011, to Senior Bridge Term Loan Credit Agreement dated as of March 25, 2011 among PPL Capital Funding, Inc., PPL WEM Holdings plc, PPL Corporation, the Lenders party hereto from time to time and Bank of America, N.A., as Administrative Agent.

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

23.2	Consent of Frederick C. Paine, Esq. (included in Exhibit 5.2).

99.1	Press release dated April 15, 2011 of PPL WEM Holdings plc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION
By:	/s/ James E. Abel
James E. Abel
Vice President-Finance and Treasurer

Dated: April 19, 2011